                                                                     EXHIBIT 4.1


                      SOFTWARE TESTING LABORATORIES, INC.
                             1995 STOCK OPTION PLAN


This Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of Common Stock, without par value (the "Common Stock"), of Software Testing Laboratories, Inc., a Washington corporation (the "Company"). Stock options granted under this Plan that qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under Section 422A of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to as "Options."

1. PURPOSES.

The purposes of this Plan are to retain the services of valued key employees and consultants of the Company and such other persons as the Plan Administrator shall select in accordance with Section 3 below, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and consultants.

2. ADMINISTRATION.

This Plan shall be administered by the Board of Directors of the Company (the "Board"), except that the Board may, in its discretion, establish a committee composed of members of the Board or other persons to administer this Plan, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have such of the powers and authority vested in the Board hereunder as the Board may delegate to it (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. The Board, and/or the Committee if one has been established by the Board, are referred to in this Plan as the "Plan Administrator." Following registration of any of the Company's securities under Section 12 of the Securities Exchange Act of 1934, as amended, no person shall serve as a member of the Plan Administrator if his or her service would disqualify this Plan from eligibility under Securities and Exchange Commission Rule 16b-3, as amended, or any successor rule or regulatory requirements; provided, that the Plan Administrator shall consist of at least the minimum number of persons required by Securities and Exchange Commission Rule 16b-3, as amended, or any successor rule or regulatory requirements.

Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (f) determine the time or times at which Options shall be granted under this Plan; (g) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (h) determine all other terms and conditions of Options; and (i) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

3. ELIGIBILITY.

Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees and to such other persons other than directors who are not Employees as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee."

As used in this Plan, the term "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

4.    STOCK.

The Plan Administrator is authorized to grant Options to acquire up to a total of two hundred thousand (200,000) shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in
Section 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan.

5.    TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

      (a)   Number of Shares and Type of Option.

Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.

      (b)   Date of Grant.

Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

      (c)   Option Price.

Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided, that the per share exercise price for any Option granted following the effective date of registration of any of the Company's securities under Section 12 of the

Securities Exchange Act of 1934 shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that the per share exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent shareholders of the Company (as determined under Section 425(d) of the Code), the exercise price per share shall not be less than 110 percent of the fair market value per share of the Common Stock at the Date of Grant; and, provided further, that Incentive Stock Options granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted Option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

      (d)   Duration of Options.

At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5(g) below, the expiration date of the Option, which date shall not be later than 10 years from the Date of Grant in the case of Incentive Stock Options; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent shareholder of the Company (as determined under Section 425(d) of the Code) shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire 10 years from the Date of Grant.

      (e)   Vesting Schedule.

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:


    Number of Years                    Percentage of Total Option
Following Date of Grant                     to be Exercisable
-----------------------                --------------------------
           1                                      33.3%
           2                                      33.3%
           3                                      33.4%


      (f)   Acceleration of Vesting.

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(m) and 5(n).

      (g)   Term of Option.

Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5(d) above; (ii) the expiration of 90 days from the date of an Employee Optionee's termination of employment with the Company or any Related Corporation for any reason whatsoever other than death or disability unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by resolution adopted by the Plan Administrator until a date not later than the expiration date of the Option; or (iii) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Employee Optionee's employment by reason of Disability (as defined below). If an Employee Optionee's employment is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Employee Optionee's domicile at the time of death. "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment.

Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or disability. If, in the case of an Incentive Stock Option, an Optionee's relationship with the Company changes (e.g., from an Employee to a non-Employee, such as a consultant) such change shall constitute a termination of an Optionee's employment with the Company and the Optionee's Incentive Stock Option shall terminate in accordance with this subsection. For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporations. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

     (h) Exercise of Options.
Options shall be exercisable, either all or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than 50 shares (as adjusted pursuant to Section 5(m) below) may be exercised, provided that if the vested portion of any Option is less than 50 shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by either: (i) payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5(i) below, or (ii) upon prior consent of the Plan Administrator, delivery of an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Common Stock to be purchased within one year of the date of such exercise. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

     (i) Payment upon Exercise of Option.
Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, upon approval of the Plan Administrator, an Optionee may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Optionee or, with the prior consent of the Plan Administrator, by having shares withheld from the amount of shares of Common Stock to be received by the Optionee. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

     (j) Rights as a Shareholder.
An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of such shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Sections 5(m) and 5(n) hereof, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

     (k) Transfer of Option.
Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

     (l) Securities Regulation and Tax Withholding.

          (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Company, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator may also require such other documentation as may from time to time be necessary comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

          (2) As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

          (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan

Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

     (m) Stock Dividend, Reorganization or Liquidation.

          (1) If (i) the Company shall at any time be involved in a transaction described in Section 425(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company or the Company's shareholders.

          (2) If the Company is liquidated or dissolved, the Plan Administrator shall allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

          (3) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

          (4) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     (n) Change in Control; Declaration of Extraordinary Dividend.

          (1) Change in Control. If at any time there is a Change in Control (as defined below) of the Company, all Options shall accelerate and become fully vested and immediately exercisable for the duration of the Option term. For purposes of this Subsection (n)(1), "Change in Control" shall mean either one of the following: (i) When any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

          (2) Declaration of Extraordinary Dividend. If at any time the Company declares an Extraordinary Dividend (as defined below), all Options shall accelerate and thereupon become fully vested and immediately exercisable for the duration of the Option term. For purposes of this Subsection (n)(2), "Extraordinary Dividend" shall mean a cash dividend payable to holders of record of the Common Stock in an amount in excess of 10% of the then fair market value of the Company's Common Stock. The fair market value of the Company's Common Stock shall be determined in good faith by the Board of Directors of the Company.

6. EFFECTIVE DATE; TERM.
This Plan shall be effective as of January 1, 1995. Options may be granted by the Plan Administrator from time to time thereafter until January 1, 2005. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Incentive Stock Options granted by the Plan Administrator prior to the approval of this Plan by a majority of the shareholders of the Company shall be granted subject to ratification of this Plan by the shareholders of the Company, and if shareholder ratification is not obtained, each and every Incentive Stock Option shall become a Non-Qualified Stock Option.

7. NO OBLIGATIONS TO EXERCISE OPTION.
The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8. NO RIGHT TO OPTIONS OR TO EMPLOYMENT.
Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ or contract with an Optionee for any length of time.

9. APPLICATION OF FUNDS.
The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10. INDEMNIFICATION OF PLAN ADMINISTRATOR.
In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within 15 days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11. AMENDMENT OF PLAN.
The Plan Administrator may, at any time, modify, amend or terminate this Plan and Options granted under this Plan; provided, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and provided further, that the approval of the holders of a majority of the Company's outstanding shares of voting capital stock is required within 12 months before or after the adoption by the Plan Administrator of any amendment that will permit the granting of Options to a class of persons other than those currently eligible to receive Options under this Plan or that would cause this Plan to no longer comply with Securities and Exchange Commission Rule 16b-3, as amended, or any successor rule or other regulatory requirements. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Approved by Board of Directors of Company: January 4, 1995

THE OPTION EVIDENCED BY THIS AGREEMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH OPTION HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. THIS OPTION AGREEMENT MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION MAY NOT BE OFFERED OR SOLD, PLEDGED (EXCEPT A PLEDGE PURSUANT TO THE TERMS OF WHICH ANY OFFER OR SALE UPON FORECLOSURE WOULD BE MADE IN A MANNER THAT WOULD NOT VIOLATE THE REGISTRATION PROVISION OF FEDERAL OR STATE SECURITIES LAWS) OR OTHERWISE DISTRIBUTED FOR VALUE, NOR MAY THE SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THE OPTION BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT AN OPINION OF COUNSEL, CONCURRED IN BY COUNSEL FOR THE COMPANY, THAT NO VIOLATION OF SAID REGISTRATION PROVISIONS WOULD RESULT THEREFROM.


                       SOFTWARE TESTING LABORATORIES, INC.
                             1995 STOCK OPTION PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of April 1, 1996 (the "Date of Grant") between SOFTWARE TESTING LABORATORIES, INC., a Washington corporation (the "Company"), and George Neff (the "Optionee")


                                    RECITALS

A. The Company has approved and adopted the 1995 Stock Option Plan (the "Plan"), pursuant to which the Plan Administrator is authorized to grant to employees of the Company and other persons selected by the Plan Administrator options to purchase common stock, without par value, of the Company (the "Common Stock");

B. The options granted hereunder are intended to BE nonstatutory stock options under the Internal Revenue Code of 1986,as amended (the "Code).


                                   AGREEMENT

NOW, THEREFORE, the Company hereby grants to Optionee the option to purchase 3000 shares of Common Stock (the "Option") upon the terms and conditions set forth herein and in the Plan.

1.   EXERCISE PRICE. The exercise price for the Option shall be $4.50 per share.

2. VESTING SCHEDULE. The Option shall not be exercisable until it has vested. The Option shall vest according to the following schedule:

     Number of Years Following Date of Grant          Percentage of Total Option to be Exercisable
     ---------------------------------------          --------------------------------------------
                     1                                                    33.3%
                     2                                                    33.3%
                     3                                                    33.4%


 3. OPTION NOT TRANSFERABLE. The Option is not transferable except by will or the laws of descent and distribution.

4. INVESTMENT INTENT. By accepting the Option, Optionee represents and agrees for himself and all persons who acquire rights in the Option through Optionee, that none of the shares of Common Stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state securities laws and regulations. If requested by the Company, Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition or otherwise) to that effect, prior to delivery of the purchased shares of Common Stock.

5. TERMINATION OF OPTION. A vested option shall terminate to the extent not previously exercised, upon the occurrence of the first of the following events:

(i) ten (10) years from the Date of Grant;

(ii) the expiration of 90 days from the date of Optionee's termination of employment with the Company for any reason whatsoever other than death or Disability (as defined in the Plan) (unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option); or

(iii) the expiration of one (1) year from the date of death of the Optionee or the cessation of Optionee's employment by reason of Disability (as defined in the Plan) (unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option).

If Optionee's employment is terminated by death, any Option held by Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by Optionee's will or by the laws of descent and distribution of the state or country of Optionee's domicile at the time of death. Subject to Section 5(g) of the Plan, each unvested Option granted pursuant hereto shall terminate upon Optionee's termination of employment for any reason whatsoever, including death or Disability.

6. STOCK. In case of any stock split, stock dividend or like change in the nature of shares granted by the Agreement, the number of shares and option price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

7. EXERCISE OF OPTION. Each exercise of the Option shall be by means of delivery of a Notice of Election to Exercise (which shall be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash, or by certified or cashier's check payable to the order of the Company, of the full exercise price for the Common Stock to be purchased. Upon approval of the Plan Administrator, Optionee may pay for all or any portion of the exercise price by (i) delivery of previously held shares of Common Stock or (ii) by having shares withheld from the amount of shares of Common Stock to be received by the Optionee. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise. Optionee agrees that he will also pay to the Company the amount necessary for the Company to satisfy its withholding obligations under the Code.

8. OPTIONEE ACKNOWLEDGMENTS. Optionee acknowledges that he or she has read and understands the terms of this Agreement and the Plan, and that:

(a) The issuance of shares of Common Stock pursuant to the exercise of the Option, and any resale of the shares of Common Stock, may only be effected in compliance with applicable state and federal laws and regulations and that Optionee may be required to execute and deliver representations and warranties to that effect prior to the exercise of any portion of the Option;

(b) Optionee is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable hereunder until Optionee becomes a shareholder of record;

(c) The shares of Common Stock subject hereto may be adjusted in the event of certain changes in the capital structure of the Company or for any other reason required or permitted by the Plan;

(d) As a condition to the exercise of the Option, Optionee may be required to make such arrangements as the Plan Administrator requires for the satisfaction of any federal, state or local withholding tax obligations; and

(e) This Agreement does not constitute an employment agreement nor does it entitle Optionee to any specific employment or contractual relationship, or to any employment or contractual relationship for a period of time, and that Optionee's continued employment or contractual relationship with the Company, if any, shall be at will and is subject to termination in accordance with the Company's prevailing policies and any other agreement between Optionee and the Company.

9. PROFESSIONAL ADVICE. The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to the exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of Optionee. Accordingly, Optionee acknowledges that Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and Optionee's dealings with respect to the Option or the Common Stock.

10. NOTICES. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

          Company:       Software Testing Laboratories, Inc.
                         83 South King Street, Suite 414
                         Seattle, Washington 98104
                         ATTN: Secretary

          Optionee:      _________________________________
                         _________________________________
                         _________________________________
                         _________________________________

11. AGREEMENT SUBJECT TO PLAN: The Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to Optionee. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control. This Agreement and the Plan comprise the entire understanding between the Company and the Optionee with respect to the Option and shall be construed and enforced under the laws of the State of Washington.

IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.


                         SOFTWARE TESTING LABORATORIES, INC.

                         _________________________________
                         By: Tye V. Minckler
                         Its: Secretary

                         OPTIONEE

                         _________________________________


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